UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2025

ZW Data Action Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8/F. 29 Des Voeux Road Central, Central, Hong Kong Special Administrative Region of the People’s Republic of China
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

+852 2669-8078

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CNET	NASDAQ Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of stockholders on December 1, 2025. The voting results are as follows:

1. Election of Directors.

All of the following seven nominees were elected to the Company’s Board of Directors to serve until the next annual meeting and their successors have been elected and qualified, in accordance with the voting results listed below.

	For	Withheld	Broker Non-Votes
Handong Cheng	1,965,976	14,364	361,827
George Kai Chu	1,965,982	14,358	361,827
Zhiqing Chen	1,965,982	14,358	361,827
Chang Qiu	1,965,974	14,366	361,827
Chung Wang Yiu (Ron)	1,965,982	14,358	361,827
Fernando Chen I-Ting	1,965,841	14,499	361,827
Justin Tam	1,965,962	14,378	361,827

2. Ratification of the Company’s Independent Accountants.

The Company’s stockholders ratified the appointment of ARK Pro CPA & Co. as the Company’s independent accountants for fiscal 2025, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
2,302,670	38,743	754	-

3. Ratification of the Company’s 2025 Omnibus Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
1,964,161	15,614	565	361,827

4. APPROVAL OF EXECUTIVE COMPENSATION.

For	Against	Abstain	Broker Non-Votes
1,959,896	19,719	725	361,827

104       Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2025	ZW Data Action Technologies, Inc.

By: /s/ Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer